Exhibit 4.2
AMENDMENT NO. 1
TO
SHORT TERM CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to Short Term Convertible Promissory Note (this “Amendment”) is made as of March 31, 2010, between Cicero Inc., a Delaware corporation (the “Company”), and SOAdesk, LLC, a Delaware limited liability company (“Holder”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of January 15, 2010, between the Company and Holder, the Company delivered to Holder a $700,000 principal amount Short Term Convertible Promissory Note (the “Note”); and

WHEREAS, the Company and Holder desire to amend the Note as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Note.

2.           The “Maturity Date” of the Note is hereby extended to September 30, 2010.

3.           Section 4.2 of the Note (“Mandatory Prepayment”) is hereby amended by adding the following proviso to the end of such Section:

“; provided, that no such proceeds shall be applied to pre-payment of this Note until one hundred percent (100%) of the aggregate principal amount of, and any accrued interest on, that certain $525,000 principal amount Short Term Convertible Promissory Note, dated as of March 31, 2010, between the Company and Holder, shall have been paid in full.”

4.           Except as specifically set forth herein, the Note and all of its terms and conditions remain in full force and effect, and the Note is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Note to “this Note,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Note as amended by this Amendment.

5.           This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterparts together shall constitute one and the same instrument.

Exhibit 4.2

6.           This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof.

7.           This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

CICERO INC.

By:	/s/
Name:

Title:

SOADESK, LLC

By:	/s/
Name:

Title:

Signature Page to Amendment to Short Term Convertible Promissory Note